As filed with the Securities and Exchange Commission on March 11, 2004
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Sears, Roebuck and Co.
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

36-1750680
(IRS Employer Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(847) 286-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Andrea L. Zopp
Senior Vice President and General Counsel
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
(847) 286-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth A. Raymond
Mayer, Brown, Rowe & Maw LLP
190 South LaSalle Street
Chicago, Illinois 60603
(312) 782-0600

Phyllis G. Korff
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] _____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ X ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Guarantees of Debt Securities of Sears Roebuck Acceptance Corp.	$0	$0

(1)	Sears Roebuck Acceptance Corp. has registered its debt securities under an effective registration statement on Form S-3 (File No. 333-92082) and the registration fee with respect to such securities was paid in connection with that registration statement. The registrant wholly owns the issuer of the debt securities and is registering its guarantee of those securities. Pursuant to Rule 457(n), no additional fee in connection with registration of the guarantees is payable.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2004

SEARS, ROEBUCK AND CO.

GUARANTEES

of

$6,270,049,000

of

SEARS ROEBUCK ACCEPTANCE CORP.

DEBT SECURITIES

Sears, Roebuck and Co. ("Sears") will fully and unconditionally guarantee payment of the debt securities to be issued by Sears Roebuck Acceptance Corp. ("SRAC"). SRAC may from time to time sell up to $6,270,049,000 aggregate initial offering price of its debt securities. These debt securities may consist of debentures, notes or other types of unsecured debt. This prospectus contains a general description of the guarantees of Sears and the debt securities that SRAC may offer for sale. All remaining material terms of these guarantees and debt securities will be described in supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_______________, 2004

Neither Sears nor SRAC has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if Sears or SRAC had authorized it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. When Sears or SRAC delivers this prospectus or a supplement or makes a sale pursuant to this prospectus, neither Sears nor SRAC is implying that the information is current as of the date of the delivery or sale.

In connection with the issue of any debt securities, an underwriter, if any, disclosed as stabilizing manager in the applicable supplement to this prospectus, or any person acting for it, may over-allot or effect transactions with a view to supporting the market price of such debt securities or any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on such stabilizing manager or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

TABLE OF CONTENTS

PROSPECTUS
Available Information.	3
Reports to Holders of Debt Securities	3
Incorporation of Certain Documents by Reference	3
Sears, Roebuck and Co.	3
Sears Roebuck Acceptance Corp.	4
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	5
Description of SRAC Debt Securities and Sears Guarantees	5
Plan of Distribution	11
Legal Opinion	11
Experts	11

AVAILABLE INFORMATION

Sears and SRAC are required to file reports and other information with the Securities and Exchange Commission. Sears also files proxy statements with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for information on the operation of the public reference room. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information concerning SRAC and Sears at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You can also inspect reports, proxy statements and other information concerning Sears at the offices of the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

Sears has filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about Sears, its guarantees, SRAC and its debt securities. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

REPORTS TO HOLDERS OF DEBT SECURITIES

SRAC will send its annual reports to the holders of its debt securities. These annual reports will include financial information that independent public accountants have audited and reported on, as well as other information about SRAC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Sears and SRAC incorporate and make part of this prospectus by reference the following documents, filed by Sears and SRAC with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

  the Annual Reports on Form 10-K for the fiscal year ended January 3, 2004, filed by Sears and SRAC; and

  all documents filed by Sears or SRAC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of the initial filing of the registration statement to which this prospectus relates and before SRAC stops offering the debt securities.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attention: Vice President, Deputy General Counsel - Corporate (847/286-2500), or Sears Roebuck Acceptance Corp., 3711 Kennett Pike, Greenville, Delaware 19807, Attention: Vice President, Finance (302/434-3100).

SEARS, ROEBUCK AND CO.

Sears originated from an enterprise established in 1886 and incorporated under the laws of New York in 1906. Its principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (847/286-2500). Sears is a multi-line retailer that offers a wide array of merchandise and related services and is among the largest retailers in North America.

SEARS ROEBUCK ACCEPTANCE CORP.

SRAC is a wholly owned subsidiary of Sears that was incorporated under the laws of Delaware in 1956. Its general offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302/434-3100). It raises funds primarily by issuing commercial paper, medium-term notes and discrete underwritten debt. It uses the proceeds from its borrowings to acquire short-term notes of Sears, which uses the funds it obtains from SRAC for general funding purposes.

SRAC generates income primarily from the earnings on its investment in the notes of Sears. The interest rate on Sears' notes is presently calculated so that SRAC maintains an earnings to fixed charges ratio of at least 1.25. The yield on SRAC's investment in Sears notes is related to SRAC's borrowing costs. As a result, movements in interest rates and changes in Sears borrowing requirements cause SRAC's earnings to fluctuate. The indentures relating to SRAC's debt securities require SRAC to maintain a ratio of earnings to fixed charges of not less than 1.10 for any fiscal quarter (determined in accordance with Item 503(d) of Regulation S-K promulgated by the Commission) and to cause Sears to maintain ownership of all of SRAC's voting stock as long as any of SRAC's debt securities are outstanding. Sears has agreed to pay SRAC the amounts that are necessary for SRAC to maintain an earnings to fixed charges ratio of at least 1.10 and has agreed to maintain ownership of all of SRAC's voting stock as long as any of SRAC's debt securities are outstanding. See "Description of SRAC Debt Securities and Sears Guarantees- Indenture Restrictions."

USE OF PROCEEDS

Sears will not receive any proceeds from the issuance of the guarantees. SRAC generally will add the net proceeds it receives from the sale of its debt securities to its general funds and use the proceeds to reduce its short-term debt or increase its investment portfolio.

RATIO OF EARNINGS TO FIXED CHARGES

The interest rate on SRAC's investment in Sears notes is presently calculated to provide SRAC with earnings sufficient to cover its fixed charges at least 1.25 times. The ratios of earnings to fixed charges for SRAC and Sears for the years ended on the dates set forth in the following table were as follows:
	January 3, 2004	December 28, 2002	December 29, 2001	December 30, 2000	January 1, 2000
Sears (A)	3.74	2.86	1.76	2.59	2.72
SRAC (B)	1.26	1.26	1.26	1.26	1.25

(A)

Calculated as follows:
earnings = income before income taxes, minority interest and extraordinary loss - undistributed net income (loss) of unconsolidated subsidiaries + fixed charges (excluding interest capitalized)

fixed charges = interest expense + amortization of debt discount and expense + the portion of operating lease rentals which Sears estimates represents the interest element in such rentals + interest capitalized

(B)	Calculated as follows: earnings = net income + fixed charges + income taxes fixed charges = interest expense + amortization of debt discount and expense

DESCRIPTION OF SRAC DEBT SECURITIES AND SEARS GUARANTEES

This prospectus describes certain general terms and provisions of SRAC's unsecured debt securities that may be guaranteed by Sears. When SRAC offers to sell a particular series of debt securities that are guaranteed by Sears, Sears and SRAC will describe the specific terms of the series in a supplement to this prospectus. Sears and SRAC will also indicate in the supplement whether the general terms and provisions described in this prospectus and in the separate prospectus relating solely to the SRAC debt securities apply to a particular series of debt securities.

The debt securities are to be issued under either an indenture dated as of May 15, 1995, as supplemented by a first supplemental indenture dated November 3, 2003, between SRAC and JPMorgan Chase Bank, as trustee, or an indenture dated as of October 1, 2002, as supplemented by a first supplemental indenture dated November 3, 2003, between SRAC and BNY Midwest Trust Company, as trustee. The terms of each indenture are identical in all material respects. SRAC also may enter into an indenture with one or more other eligible trustees. SRAC will identify the trustee and the particular indenture under which it is issuing each series of its debt securities in the applicable supplement to this prospectus.

The following sections summarize certain provisions of Sears' guarantees and SRAC's debt securities and indentures. This summary is qualified by and subject to the actual provisions of the Sears guarantees and the indenture under which SRAC is issuing a particular series of debt securities. SRAC has filed the indentures with the Commission and each of them is incorporated by reference in this prospectus. References below to the "indenture" and the "trustee" refer to the applicable indenture and trustee identified in a prospectus supplement relating to a particular series of debt securities. Section references in parentheses below are references to particular provisions of each indenture.

General Terms

The debt securities will be unsecured obligations of SRAC.

SRAC can issue an unlimited amount of debt securities under the indenture, and can issue them from time to time in one or more series.

If any of the following terms apply to a particular series of debt securities that SRAC offers to sell, the supplement to this prospectus will describe the applicable terms:

  the title

  any limit on the aggregate principal amount

  the maturity date or dates

  the issue price

  the interest rate or rates (which may be fixed or variable)

  the date from which interest will accrue

  the interest payment dates (including the first interest payment date)

  the record dates for the interest payment dates

  any optional or mandatory redemption, conversion or exchange provisions and whether you have or SRAC has the right to use these provisions any subordination provisions

  any sinking fund provisions

  the amount payable upon acceleration of the maturity date, if the amount is not the principal amount of the debt securities the terms of any warrants attached to the debt securities

  the currencies that you may use to purchase the debt securities and that SRAC may use to pay principal, any premium and interest any index SRAC will use to determine the amount of principal, premium and interest payments whether SRAC will issue the debt securities as one or more global securities to be held for investors by a depository and, if so, the name of the depository the places where the principal, any premium and interest will be payable, if those places are not set forth in the indenture any other terms that are consistent with the indenture that may modify or delete any provision of the indenture to the extent the provision applies to such series

SRAC will pay principal and any premium and may pay any interest at the office of the paying agent it maintains for such purposes in the Borough of Manhattan of The City of New York. You may transfer your beneficial interests in debt securities (other than debt securities represented by global securities) at the same office. SRAC may also designate other locations for payments and transfers in the city in which its principal executive offices are located or the city in which the principal corporate trust office of the trustee is located. Unless SRAC specifies otherwise in the supplement to this prospectus, the locations for payment and transfer initially will include a designated office of the trustee in the Borough of Manhattan of The City of New York and SRAC's principal executive offices in Greenville, Delaware.

SRAC will generally pay interest on its debt securities by checks mailed to you at your registered address, unless you make other arrangements or the debt securities are represented by a global security. (Sections 2.5, 3.1, 3.2) If the debt securities are represented by global securities, SRAC will provide information about payment of principal, any premium and interest and about transfers of beneficial interests in the global securities in the supplement to this prospectus.

If SRAC has indicated in the supplement to this prospectus that it will pay principal, any premium and interest in a currency other than U.S. dollars and that currency is unavailable for payment due to circumstances beyond SRAC's control, SRAC will pay the principal, any premium and interest in U.S. dollars. The exchange rate will be the most recent noon buying rate in The City of New York for cable transfers in the unavailable currency, as certified for customs purposes by the Federal Reserve Bank of New York. (Section 2.12)

SRAC will issue its debt securities only in fully registered form, without coupons. The debt securities will be issued in denominations of $1,000 or an integral multiple of $1,000, unless SRAC indicates otherwise in the supplement to this prospectus. (Section 2.2)

You will not have to pay a service charge to register a transfer or exchange of debt securities. However, SRAC may require you to pay an amount sufficient to cover any tax or other governmental charge in connection with the transfer or exchange. (Section 2.5)

SRAC may issue debt securities at a discounted price with provisions that permit it to pay less than the principal amount if the holders of the debt securities accelerate the maturity date as a result of a continuing default. If SRAC chooses to issue these discounted debt securities, it will describe the federal income tax consequences and other special considerations in the supplement to this prospectus.

If your beneficial interest in these debt securities are held of record in the name of a depositary or other nominee, you must notify such depositary or nominee to take action, under the indenture or otherwise, on your behalf as holder of the debt securities.

Indenture Restrictions

The indenture provides that SRAC will maintain a ratio of earnings to fixed charges in every fiscal quarter of at least 1.10 and that it will cause Sears to maintain ownership of all of SRAC's voting stock. SRAC determines its ratio of earnings to fixed charges in accordance with Item 503(d) of Regulation S-K promulgated by the Commission, as in effect on the date of the indenture. SRAC has letter agreements with Sears pursuant to which Sears has agreed, for the benefit of the holders of SRAC's debt securities, that

  Sears will pay SRAC amounts which, when added to SRAC's other earnings, will be sufficient for SRAC to maintain the fixed charge coverage ratio required by the indenture; and

  Sears will maintain ownership of SRAC's voting stock as long as SRAC is required to cause Sears to do so.

The indenture provides that SRAC will cause Sears to observe and perform in all material respects all covenants or agreements of Sears contained in the letter agreements and will not amend, waive, terminate or otherwise modify any provision of the letter agreements. (Section 3.6)

Defaults

If any of the following occur in connection with any series of SRAC's debt securities, SRAC will be in default under those debt securities:

  if SRAC fails to pay the principal amount and any premium on the series when due and payable;

  if SRAC fails for 30 days after any interest payment date to pay any interest that has become due (unless it deposits the entire amount due with the trustee or with a paying agent within 30 days after the due date);

  if SRAC fails to perform any of its other covenants under the indenture that apply to that series of debt securities and does not cure that failure for 60 days after it receives written notice that it has failed to perform from holders of a majority of the principal amount of the particular series of debt securities or the trustee;

    if any of SRAC's creditors or creditors of Sears, including holders of SRAC's debt securities from a different series, accelerates the maturity date of $100,000,000 or more in principal amount of SRAC debt or Sears debt as a result of an event of default under any relevant mortgage, indenture or instrument, and that creditor does not rescind or annul the acceleration within 30 days after SRAC receives written notice of default from holders of a majority of the principal amount of the particular series of debt securities or the trustee; however, if the maturity date was accelerated as a result of compliance with applicable laws, court orders or governmental decrees or if the default is remedied or cured by SRAC or Sears or waived by the holders thereof or the debt is discharged prior to the time that the holders of the particular series of SRAC debt securities or the trustee take action to accelerate the maturity of these SRAC debt securities or before the trustee receives a judgment in its favor, then SRAC will not be in default under this provision;

    if SRAC takes specified actions in connection with a bankruptcy, insolvency or reorganization; or

    if SRAC commits an act or omission that the supplement to this prospectus identifies as an event of default.

Unless the supplement to this prospectus specifies otherwise, if SRAC defaults on a particular series of debt securities and the default is continuing, the holders of a majority of the principal amount of the outstanding debt securities of that series or the trustee may accelerate the maturity date of those debt securities. To accelerate the maturity date, those holders or the trustee must declare that the principal amount of the debt securities of that series is immediately due and payable. In certain circumstances, holders of a majority of the principal amount of outstanding debt securities of the series may annul the acceleration of the maturity date. (Section 6.1)

Within 90 days after a default for any series of debt securities occurs, the trustee must notify the holders of debt securities of that series of the default if it is known to the trustee and SRAC has not remedied it. A default means the events specified above without the grace periods or notice. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it in good faith considers this withholding to be in the best interests of the holders. (Section 10.3)

SRAC is required to file an annual certificate with the trustee, signed by an officer, about any default by SRAC under any provision of the indenture. (Section 3.4)

Before holders of debt securities have a right to institute a proceeding to enforce the indenture or to obtain a remedy provided for by the indenture:

    holders of debt securities must notify the trustee of a default in writing;

    holders of a majority of the principal amount of outstanding debt securities of the particular series must request in writing that the trustee institute the proceeding;

    holders of a majority of the principal amount of outstanding debt securities of the particular series must offer reasonable indemnity to the trustee if the trustee institutes the proceeding; and

    the trustee must neglect or refuse to institute the proceeding within a reasonable time.

These requirements do not prevent a holder from enforcing the payment of principal and interest on the debt securities held by such holder on or after the relevant principal or interest due dates. (Section 6.7)

Modification or Amendment of the Indenture

SRAC may amend the indenture with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment. SRAC may not make any amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

    permit SRAC to change the time of payment of any payment on the debt securities, reduce any payment on the debt securities, or change the currency in which SRAC makes any payments on the debt securities; or

    reduce the percentage of holders of any series of debt securities whose consent is required to amend the indenture.

However, SRAC may amend the indenture without the consent of the holders if the amendment adds to the covenants of SRAC for the benefit of the holders and for other similar reasons. (Article XI)

Defeasance

Termination of Specified Obligations

Unless SRAC provides otherwise in the supplement to this prospectus, SRAC may terminate some of its obligations under the indenture with respect to the debt securities of any series by depositing with the trustee or a paying agent, in trust, any combination of the following in an amount sufficient to pay the principal, any premium and each installment of interest on the debt securities of that series on the dates these payments are due:

    money;

  securities backed by the full faith and credit of the United States of America that the issuer cannot call or redeem (if the debt securities with respect to which SRAC is terminating some of its obligations are denominated in U.S. dollars);

  specified depository receipts for any non-callable and non-redeemable securities backed by the full faith and credit of the United States of America, or for a specific payment of interest on or principal of any such securities, issued by a bank or trust company as custodian (if the debt securities with respect to which SRAC is terminating some of its obligations are denominated in U.S. dollars); or

  other securities that, when deposited in trust, alone or in combination with other items in this list, will result in a nationally recognized rating agency rating SRAC's debt securities in the highest generic long-term debt rating category applicable to debt issued by an issuer that has been released from its obligations to the same extent that SRAC has been (if the debt securities with respect to which SRAC is terminating some of its obligations are denominated in a foreign currency).

As a prerequisite to establishing such a trust, in addition to other requirements, SRAC must receive a ruling from the Internal Revenue Service or an opinion of counsel who is not its employee. The ruling or opinion must state that the holders of the debt securities with respect to which SRAC is terminating some of its obligations will not recognize income, gain or loss for federal income tax purposes as a result of the deposit with the trustee and termination of these obligations. The ruling or opinion must also state that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if SRAC had not deposited money or securities with the trustee and terminated these obligations. SRAC must also receive an opinion of counsel stating that, after 90 days, either the trust deposit will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or that the holders' rights would be adequately protected despite the application of such laws to the trust funds.

Notwithstanding the deposit with the trustee or paying agent and compliance with the additional requirements described above or in the indenture, SRAC's obligations under the indenture to do the following with respect to a series will remain in full force and effect until SRAC has paid the debt securities of that series in full:

    pay principal, premium (if any) and interest;

    register the transfer or exchange of the debt securities;

    replace mutilated, destroyed, lost and stolen debt securities;

    maintain paying agencies; and

    hold monies for payment in trust. (Section 13.4)

If and when the Internal Revenue Service can provide a ruling, or counsel can provide an opinion as described above, without reliance upon the continuation of SRAC's obligations regarding the payment of principal, premium (if any) and interest, then SRAC may discharge the indenture with respect to the particular series of debt securities - including its payment obligations - by delivering the ruling or opinion to the trustee and satisfying the other conditions provided for in the indenture. (Section 13.4) Under present ruling positions of the Internal Revenue Service, SRAC cannot obtain such a ruling or opinion.

Discharge of the Indenture

SRAC may also discharge the indenture, and all of its obligations under the indenture - including its payment obligations - if:

  all securities issued under the indenture have been canceled or delivered to the trustee to be canceled; or

  all securities issued under the indenture that have not been canceled have become due and payable in accordance with their terms; or

  will become due and payable in accordance with their terms within one year; or

  will be called for redemption within one year under arrangements that satisfy the trustee.

To discharge the indenture in these circumstances, SRAC must deposit trust funds with the trustee in an amount sufficient to pay all principal, interest and premiums on the outstanding securities until they mature or are redeemed. SRAC must also deliver a certificate of one of its officers and an opinion of counsel, each stating that SRAC has complied with all conditions precedent to the satisfaction and discharge of the indenture. (Section 13.1)

Guarantees

Sears may fully and unconditionally guarantee all payments with respect to the debt securities. The guarantees are a direct, unsecured obligation of Sears. The obligations under the guarantees are limited so as not to constitute a fraudulent conveyance under applicable law. The guarantees are a continuing guarantee and will be binding upon Sears and its successors and will inure to the benefit of the successors to the Trustee and the holders of the debt securities guaranteed. The guarantees will constitute a guarantee of payment and not of collection.

Regarding the Trustees

JPMorgan Chase Bank, BNY Midwest Trust Company and certain of their respective affiliates perform other services for SRAC.

PLAN OF DISTRIBUTION

SRAC may sell its debt securities to or through underwriters, directly to other purchasers or through agents. SRAC anticipates offering its debt securities directly to brokers or dealers, investment companies, insurance companies, banks, savings and loan associations and trust companies or similar institutions, and to trusts for which a bank, savings and loan association, trust company or investment adviser is the trustee or is authorized to make investment decisions.

SRAC may distribute its debt securities from time to time in one or more transactions:

  at a fixed price or prices, which may change;

  at market prices prevailing at the time of sale;

  at prices related to such prevailing market prices; or

  at negotiated prices.

The supplement to this prospectus will describe the method of distribution of any particular series of debt securities.

In connection with the sale of its debt securities, SRAC, or the purchasers of debt securities for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters may sell SRAC's debt securities to or through dealers and may compensate the dealers in the form of discounts, concessions or commissions. Dealers may also receive commissions from the purchasers of debt securities, for whom they may act as agents. Under the Securities Act of 1933, as amended, the Commission may deem underwriters, dealers and agents that participate in the distribution of debt securities to be underwriters. The Commission also may deem any discounts, commissions or concessions and any profit on the resale of debt securities to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The supplement to this prospectus will identify any such underwriter or agent and will describe any such compensation.

SRAC may enter into agreements to indemnify underwriters, dealers and agents that participate in the distribution of its debt securities against certain liabilities, including liabilities under the Securities Act.

LEGAL OPINION

Unless otherwise specified in the supplement to this prospectus, Andrea L. Zopp, Senior Vice President and General Counsel of Sears, will pass upon the legality of the guarantees for Sears.

EXPERTS

The financial statements and the related financial statement schedule of Sears and the financial statements of SRAC incorporated in this prospectus by reference from Sears' and SRAC's Annual Reports on Form 10-K for the year ended January 3, 2004 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which Sears report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in accounting for goodwill in 2002 and methods of accounting for credit card securitizations, derivative instruments and hedging activities in 2001, as required by new accounting standards), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

S.E.C. Registration Fee	$ 0
Rating Agencies' Fees	0
Trustee's Fees	0
Printing*	0
Legal Fees*	10,000
Auditors' Fees*	10,000
Stock Exchange Fees	0
Miscellaneous*	2,500
Total	$ 22,500
* Estimated

Item 15. Indemnification of Officers and Directors.

Sears, Roebuck and Co. ("Sears") is a New York corporation. Sections 721 through 726 of the New York Business Corporation Law ("BCL") provide that, in certain circumstances, a corporation may indemnify its directors and officers against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of any actual or threatened action or proceeding against such directors or officers, or by or in the right of any other enterprise which such directors or officers served in any capacity at the request of the corporation, by reason of the fact that such person acted in any of the capacities set forth above, if such director or officer (i) acted, in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no indemnification may be provided where a final adjudication adverse to the director or officer establishes that his or her actions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. A corporation is required to indemnify against reasonable expenses (including attorneys' fees) any director or officer who successfully defends any such action. The BCL also provides for indemnification of officers and directors in actions by or in the right of the corporation, subject to certain exceptions. Indemnification provided by these provisions of the BCL shall not be deemed exclusive of any other rights to which a director or officer may be entitled. The foregoing statements are subject to the detailed provisions of the BCL.

Article V of the by-laws of Sears provides that Sears shall indemnify, to the full extent permitted by law, any officer or director of Sears made, or threatened to be made, a party to, or who is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or his testator or intestate acted in any of the capacities set forth above or, while a director or officer of Sears and at the request of Sears, is or was serving another corporation in any capacity, against judgments, fines, amounts paid in settlement and all expenses, including attorneys' fees, actually incurred as a result of such action. Article V states that the indemnification benefits provided thereby are contract rights, enforceable as if set forth in a written contract.

Sears has in effect insurance policies with total coverage of $150,000,000 (subject to a deductible) which insure directors and officers of Sears and certain affiliates of Sears, including SRAC, against certain claims which are not indemnifiable by Sears or those affiliates. These policies also insure Sears, certain affiliates of Sears, including SRAC, and their respective directors and officers against certain liabilities arising from the management or administration of certain employee benefit plans sponsored by Sears and certain affiliates of Sears, including SRAC.

The form of Underwriting Agreement and the form of Distribution Agreement, that are filed as Exhibits 1(a) and 1(b) to this registration statement, respectively, contain certain provisions relating to the indemnification of

Sears and SRAC and their respective officers and directors by one or more underwriters or selling agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Description
1(a)	Form of Underwriting Agreement (incorporated by reference to Exhibit 1(a) to Registration Statement on Form S-3, File No. 333-92082).

1(b)	Form of Distribution Agreement (incorporated by reference to Exhibit 1(b) to Registration Statement on Form S-3, File No. 33-9817).

4(a)

Indenture dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. and The Chase Manhattan Bank, N.A. (now known as JPMorgan Chase Bank) (incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3, File No. 33-64215).

4(b)

Fixed Charge Coverage and Ownership Agreement dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(e) to SRAC's Current Report on Form 8-K for June 8, 1995, File No. 1-4040).

4(c)

Extension Agreement between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. relating to debt securities to be offered under this registration statement (incorporated by reference to Exhibit 4(c) to Registration Statement on Form S-3, File No. 333-92082).

4(d)	Form of Note (incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3, File No. 333-92082).

4(e)

Indenture dated as of October 1, 2002 between Sears Roebuck Acceptance Corp. and BNY Midwest Trust Company (incorporated by reference to Exhibit 4(e) to Registration Statement on Form S-3, File No. 333-92082).

4(f)

Fixed Charge Coverage and Ownership Agreement dated as of September 24, 2002 between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co (incorporated by reference to Exhibit 4(f) to Registration Statement on Form S-3, File No. 333-92082).

4(g)

First Supplemental Indenture dated as of November 3, 2003 among the Registrant, Sears Roebuck and Co. and BNY Midwest Trust Company (incorporated by reference to Exhibit 4(e) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

4(h)

First Supplemental Indenture dated as of November 3, 2003 among the Registrant, Sears Roebuck and Co. and JPMorgan Chase Bank (successor to The Chase Manhattan Bank, N.A.) (incorporated by reference to Exhibit 4(f) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

4(i)

Guarantee executed by Sears, Roebuck and Co. under the Indenture, dated as of May 15, 1995, between Registrant and JPMorgan Chase Bank (successor to The Chase Manhattan Bank, N.A.), as supplemented by the First Supplemental Indenture, dated as of November 3, 2003 (incorporated by reference to Exhibit 4(g) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

4(j)

Guarantee executed by Sears, Roebuck and Co. under the Indenture, dated as of October 1, 2002, between Registrant and BNY Midwest Trust Company, as supplemented by the First Supplemental Indenture, dated as of November 3, 2003 (incorporated by reference to Exhibit 4(h) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

Exhibit Number	Description

5 *	Opinion of Andrea L. Zopp.

12(a)

Calculation of Ratio of Earnings to Fixed Charges for Sears Roebuck Acceptance Corp. for each of the three years in the period ended January 3, 2004 (incorporated by reference to Exhibit 12 to SRAC's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, File No. 1-4040).

12(b)

Calculation of Ratio of Earnings to Fixed Charges for Sears Roebuck Acceptance Corp. for each of the three years in the period ended December 30, 2000 (incorporated by reference to Exhibit 12 to SRAC's Annual Report on Form 10-K for the year ended December 30, 2000, File No. 1-4040).

12(c)

Calculation of Ratio of Earnings to Fixed Charges for Sears, Roebuck and Co. and consolidated subsidiaries for each of the five years ended January 3, 2004 (incorporated by reference to Exhibit 12 to Sears' Annual Report on Form 10-K for the fiscal year ended January 3, 2004, File No. 1-416).

23(a) *	Consent of Deloitte & Touche LLP (Sears Roebuck Acceptance Corp.).

23(b) *	Consent of Deloitte & Touche LLP (Sears, Roebuck and Co.).

23(c) *	Consent of Andrea L. Zopp (included in Exhibit 5).

24(a) *	Power of Attorney of certain officers and directors of Sears.

* Filed herewith.

Item 17. Undertakings.

Sears hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	T o include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Sears hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Sears' or SRAC's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sears or SRAC pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, Sears has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sears or SRAC of expenses incurred or paid by a director, officer or controlling person of Sears or SRAC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sears will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hoffman Estates, State of Illinois, on March 11, 2004.
SEARS, ROEBUCK AND CO.

By	/s/ Larry R. Raymond Larry R. Raymond Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	TITLE	DATE
* Alan J. Lacy	Chairman of the Board of Directors, President and Chief Executive Officer of Sears, Roebuck and Co. (Principal Executive Officer)	March 11, 2004

* Glenn R. Richter	Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co. (Principal Financial Officer)	March 11, 2004

* Michael J. Graham	Vice President and Controller of Sears, Roebuck and Co. (Principal Accounting Officer)	March 11, 2004

* Hall Adams, Jr.	Director of Sears, Roebuck and Co.	March 11, 2004

* Brenda C. Barnes	Director of Sears, Roebuck and Co.	March 11, 2004

* William L. Bax	Director of Sears, Roebuck and Co.	March 11, 2004

* James R. Cantalupo	Director of Sears, Roebuck and Co.	March 11, 2004

* Donald J. Carty	Director of Sears, Roebuck and Co.	March 11, 2004

* W. James Farrell	Director of Sears, Roebuck and Co.	March 11, 2004

* Michael A. Miles	Director of Sears, Roebuck and Co.	March 11, 2004

* Hugh B. Price	Director of Sears, Roebuck and Co.	March 11, 2004

* Dorothy A. Terrell	Director of Sears, Roebuck and Co.	March 11, 2004

11-5

* Raul Yzaguirre	Director of Sears, Roebuck and Co.	March 11, 2004

*By: /s/ Larry R. Raymond Larry R. Raymond, as Attorney-in-Fact

EXHIBIT INDEX
Exhibit Number	Description

1(a)	Form of Underwriting Agreement (incorporated by reference to Exhibit 1(a) to Registration Statement on Form S-3, File No. 333-92082).

1(b)	Form of Distribution Agreement (incorporated by reference to Exhibit 1(b) to Registration Statement on Form S-3, File No. 33-9817).

4(a)

Indenture dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. and The Chase Manhattan Bank, N.A. (now known as JPMorgan Chase Bank) (incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3, File No. 33-64215).

4(b)

Fixed Charge Coverage and Ownership Agreement dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(e) to SRAC's Current Report on Form 8-K for June 8, 1995, File No. 1-4040).

4(c)

Extension Agreement between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. relating to debt securities to be offered under this registration statement (incorporated by reference to Exhibit 4(c) to Registration Statement on Form S-3, File No. 333-92082).

4(d)	Form of Note (incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3, File No. 333-92082).

4(e)

Indenture dated as of October 1, 2002 between Sears Roebuck Acceptance Corp. and BNY Midwest Trust Company (incorporated by reference to Exhibit 4(e) to Registration Statement on Form S-3, File No. 333-92082).

4(f)

Fixed Charge Coverage and Ownership Agreement dated as of September 24, 2002 between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co (incorporated by reference to Exhibit 4(f) to Registration Statement on Form S-3, File No. 333-92082).

4(g)

First Supplemental Indenture dated as of November 3, 2003 among the Registrant, Sears Roebuck and Co. and BNY Midwest Trust Company (incorporated by reference to Exhibit 4(e) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

4(h)

First Supplemental Indenture dated as of November 3, 2003 among the Registrant, Sears Roebuck and Co. and JPMorgan Chase Bank (successor to The Chase Manhattan Bank, N.A.) (incorporated by reference to Exhibit 4(f) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

4(i)

Guarantee executed by Sears, Roebuck and Co. under the Indenture, dated as of May 15, 1995, between Registrant and JPMorgan Chase Bank (successor to The Chase Manhattan Bank, N.A.), as supplemented by the First Supplemental Indenture, dated as of November 3, 2003 (incorporated by reference to Exhibit 4(g) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

4(j)

Guarantee executed by Sears, Roebuck and Co. under the Indenture, dated as of October 1, 2002, between Registrant and BNY Midwest Trust Company, as supplemented by the First Supplemental Indenture, dated as of November 3, 2003 (incorporated by reference to Exhibit 4(h) to SRAC's Quarterly Report on Form 10-Q for the 39 weeks ended September 27, 2003, File No. 1-4040).

5 *	Opinion of Andrea L. Zopp.

12(a)

Calculation of Ratio of Earnings to Fixed Charges for Sears Roebuck Acceptance Corp. for each of the three years in the period ended January 3, 2004 (incorporated by reference to Exhibit 12 to SRAC's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, File No. 1-4040).

12(b)

Calculation of Ratio of Earnings to Fixed Charges for Sears Roebuck Acceptance Corp. for each of the three years in the period ended December 30, 2000 (incorporated by reference to Exhibit 12 to SRAC's Annual Report on Form 10-K for the year ended December 30, 2000, File No. 1-4040).

12(c)

Calculation of Ratio of Earnings to Fixed Charges for Sears, Roebuck and Co. and consolidated subsidiaries for each of the five years ended January 3, 2004 (incorporated by reference to Exhibit 12 to Sears' Annual Report on Form 10-K for the fiscal year ended January 3, 2004, File No. 1-416).

23(a) *	Consent of Deloitte & Touche LLP (Sears Roebuck Acceptance Corp.).

23(b) *	Consent of Deloitte & Touche LLP (Sears, Roebuck and Co.).

23(c) *	Consent of Andrea L. Zopp (included in Exhibit 5).

24(a) *	Power of Attorney of certain officers and directors of Sears.

* Filed herewith.